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                                                                  Exhibit 23.1


                  CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS
                  ---------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-126756) and Forms S-8 (Nos. 333-61323, 333-85659, 033-80729, 033-77670, 033-51864 and 333-62626) of Kimco Realty
Corporation and Subsidiaries (the "Company") of our report dated May 5, 2006, relating to the combined historical summary of revenues and certain expenses of the Puerto Rico Portfolio which appears in the Company's Current Report on Form 8-K dated May 8, 2006.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 8, 2006